UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 19, 2016, Universal Health Services, Inc. issued a press release announcing the intention to offer $800 million aggregate principal amount of 4.750% senior secured notes due 2022 (“New 2022 Notes”) and senior secured notes due 2026 (together, the “Notes”). The New 2022 Notes will be issued as additional notes under the indenture governing our existing $300,000,000 aggregate principal amount of 4.750% Senior Secured Notes due 2022 issued in August 2014.

A copy of a press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 19, 2016, issued by Universal Health Services, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Senior Vice President and
Chief Financial Officer

Date: May 19, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 19, 2016, issued by Universal Health Services, Inc.